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  As filed with the Securities and Exchange Commission on November 30, 2000
                                                    Registration No. 333-36368

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         FIRST FEDERAL BANCSHARES, INC.
       (Name of Small Business Issuer in its Certificate of Incorporation)

          DELAWARE                             6035                           37-1397683
(State or Other Jurisdiction        (Primary Standard Industrial    (IRS Employer Identification No.)
of Incorporation or Organization)    Classification Code Number)

                              109 EAST DEPOT STREET
                           COLCHESTER, ILLINOIS 62326
                                 (309) 776-3225
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 JAMES J. STEBOR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         FIRST FEDERAL BANCSHARES, INC.
                              109 EAST DEPOT STREET
                           COLCHESTER, ILLINOIS 62326
                                 (309) 776-3225
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            PAUL M. AGUGGIA, ESQUIRE
                            AARON M. KASLOW, ESQUIRE
                         MULDOON, MURPHY & FAUCETTE LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840





          SALE TO THE PUBLIC CONCLUDED SEPTEMBER 21, 2000


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      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 336,375 shares of the $.01 par value Common Stock (the "Common Stock") of First Federal Bancshares, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated July 11, 2000 (the "Prospectus"). The remaining 2,242,500 shares registered pursuant to this Registration Statement on Form SB-2 have been issued and sold in accordance with the Prospectus in the Subscription and Community Offerings described therein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.




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CONFORMED
                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Colchester, State of Illinois, on November 30, 2000.

First Federal Bancshares, Inc.


By:   /s/ James J. Stebor
      -----------------------------------------------
      James J. Stebor
      President, Chief Executive Officer
      and Director
      (duly authorized representative)

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

    Name                        Title                             Date
    ----                        -----                             ----


/s/ James J. Stebor             President, Chief Executive     November 30, 2000
--------------------------      Officer and Director
James J. Stebor                 (principal executive
                                officer)



/s/ Cathy D. Pendell            Treasurer                      November 30, 2000
--------------------------      (principal accounting and
Cathy D. Pendell                 financial officer)




           *                    Director
--------------------------
Franklin M. Hartzell




           *                    Director
--------------------------
Dr. Stephan L. Roth



            *                   Director
--------------------------
Richard D. Stephens



            *                   Director
--------------------------
Murrel Hollis


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            *                   Director
--------------------------
Gerald L. Prunty



            *                   Director
--------------------------
Eldon M. Snowden






*Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form SB-2 for First Federal Bancshares, Inc. on May 5, 2000.


/s/ James J. Stebor             President, Chief Executive     November 30, 2000
---------------------------     and Director
James J. Stebor                 (principal executive officer)